UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2007
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 2, 2007, Transmeta Corporation, a Delaware corporation (“Transmeta”), entered into a stock purchase agreement with Advanced Micro Devices, Inc., a Delaware corporation (“AMD”), providing for Transmeta to sell to AMD 1,000,000 shares of Transmeta Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”) in consideration for $7.5 million cash. The Series B Preferred Stock is convertible into 14,269,400 shares of Transmeta’s common stock. Concurrently with their entry into the stock purchase agreement, Transmeta and AMD also entered into a voting agreement and a registration rights agreement relating to the Transmeta Series B Preferred Stock.
     Copies of the stock purchase agreement, the voting agreement, and the registration rights agreement are attached to this report as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by this reference. A copy of the certificate of designations that creates the Series B Preferred Stock is also attached to this report as Exhibit 3.1 and is incorporated herein by this reference.
     Additional information pertaining to the Series B Preferred Stock is contained in Item 3.02 and is incorporated herein by this reference. That information is subject in all respects to the provisions of the stock purchase agreement, voting agreement, registration rights agreement and certificate of designations attached to this report.
Item 3.02 Unregistered Sales of Equity Securities.
     On July 3, 2007, Transmeta sold 1,000,000 shares of Series B Preferred Stock to AMD in consideration for $7.5 million cash. No underwriter was involved in the sale of the Series B Preferred Stock. Transmeta estimates that the net proceeds to Transmeta from the sale of the Series B Preferred Stock to AMD will be approximately $7.0 million, after deducting certain estimated expenses payable by Transmeta. Transmeta expects to use the remaining amount for general corporate purposes, including working capital and capital expenditures.
     The Series B Preferred Stock is not redeemable. The Series B Preferred Stock is convertible, at any time at the option of AMD, into Transmeta common stock. Each share of the Series B Preferred Stock is convertible into 14.2694 fully paid and nonassessable shares of Transmeta common stock. That conversion ratio was calculated based on a weighted average closing price of Transmeta common stock for a period of 20 consecutive trading days ending on June 29, 2007.
     Each share of the Series B Preferred Stock is entitled to receive dividends at a rate of $0.60 per calendar year if the Transmeta Board of Directors declares any dividends on Transmeta common stock, prior and in preference to Transmeta common stock. No dividends may be paid on any shares of Transmeta common stock unless this dividend preference is paid on each share of the Series B Preferred Stock. If, after this dividend preference is paid on each outstanding share of the Series B Preferred Stock, the Transmeta Board of Directors declares additional dividends on Transmeta common stock, then the Series B Preferred Stock will be entitled to receive, from such additional dividends, dividends on a pari passu basis with the Transmeta common stock, based on the number of shares of Transmeta common stock into which the outstanding Series B Preferred Stock is then convertible, until each then outstanding share of the Series B Preferred Stock shall have received an aggregate amount equal to $7.50 per share, after which the outstanding Series B Preferred Stock will be entitled to receive no further dividends. The Transmeta Board of Directors is under no obligation to declare dividends, no rights accrue to the holders of the Series B Preferred Stock if dividends are not declared, and any dividends declared will be noncumulative.
     Each share of the Series B Preferred Stock is also entitled to certain preferences in the event of any Liquidation of Transmeta. A “Liquidation” includes (i) the liquidation, dissolution or winding up of Transmeta; (ii) the merger or consolidation of Transmeta by means of any transaction or series of related transactions, provided that the applicable transaction will not be deemed a Liquidation unless Transmeta’s stockholders constituted immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity immediately after such transaction; or (iii) a sale of all or substantially all of Transmeta’s assets requiring approval of Transmeta’s stockholders. In the event of a Liquidation, the holders of the Series B Preferred Stock will be entitled to receive, out of the Transmeta assets that may be legally distributed to Transmeta’s stockholders, before any payment or distribution of assets to the holders of Transmeta common stock, a liquidation preference consisting of (i) $7.50 per share of the Series B Preferred Stock, plus (ii) declared but unpaid dividends on such share, minus (iii) the amount of any cash dividends received by the holders of Series B Preferred Stock, minus (iv) the amount of any payment received by the holders of Series B Preferred Stock respecting a merger or asset sale consummated prior to such Liquidation.
     Each share of the Series B Preferred Stock is entitled to vote on all matters and is entitled to the number of votes per share of the Series B Preferred Stock equal to the number of shares of Transmeta common stock into which each share of Series B Preferred Stock is convertible. Except as required by law, or as otherwise provided below, the holders of shares of Series B Preferred Stock and Transmeta common stock will vote together as a single class and not as separate classes.
     Transmeta may not, without first obtaining the approval of the holders of at least a majority of the Series B Preferred Stock then outstanding: (i) amend any provision of Transmeta’s certificate of incorporation or bylaws or the certificate of designations creating the Series B Preferred Stock in a manner that adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock; (ii) increase or decrease the number of authorized shares of Series B Preferred Stock; or (iii) until such time as the holders of Series B Preferred Stock have received an aggregate of $7,500,000 in cash dividends, create, issue or reclassify any Transmeta common stock or preferred stock, or securities convertible into Transmeta common stock or preferred stock, having rights, preferences or privileges which are senior to the rights of the Series B Preferred Stock.
     AMD has agreed to vote the Series B Preferred Stock in favor of a merger by Transmeta or a sale of all or substantially all of its assets if Transmeta becomes subject to Section 2115 of the California General Corporations Law and a majority of the then outstanding shares of Transmeta common stock votes in favor of that transaction.
     Transmeta sold the Series B Preferred Stock to AMD in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation D promulgated under the Securities Act. The reliance on this exemption was based, in part, on AMD being an accredited investor as defined in Rule 501(a) of Regulation D. The Series B Preferred Stock has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The Series B Preferred Stock is not registered, but AMD has been provided certain registration rights. At any time after June 28, 2008, AMD can request that Transmeta register the Transmeta common stock issued or issuable upon conversion of the Series B Preferred Stock (the “Registrable Securities”), in which case Transmeta will file with the SEC a registration statement covering the resale of the Registrable Securities. In addition, AMD can request that Transmeta register Registrable Securities in a registration statement that Transmeta separately determines to file with the SEC to register any of its securities for its own account other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction or (iii) a registration on any registration form that does not permit secondary sales.
     Transmeta will not, without the prior written consent of AMD, enter into any agreement granting to any holder or prospective holder of any Transmeta securities registration rights that would either materially and adversely impact the rights of AMD under the registration rights agreement or require Transmeta to violate the provisions of that agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title or Description

3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (par value $0.00001 per share) of Transmeta Corporation filed with the Secretary of State of Delaware on July 3, 2007.

4.1	Voting Agreement between Transmeta Corporation and Advanced Micro Devices, Inc. dated July 2, 2007.

4.2	Registration Rights Agreement between Transmeta Corporation and Advanced Micro Devices, Inc. dated July 2, 2007.

10.1	Stock Purchase Agreement between Transmeta Corporation and Advanced Micro Devices, Inc. dated July 2, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: July 9, 2007	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (par value $0.00001 per share) of Transmeta Corporation filed with the Secretary of State of Delaware on July 3, 2007.

4.1	Voting Agreement between Transmeta Corporation and Advanced Micro Devices, Inc. dated July 2, 2007.

4.2	Registration Rights Agreement between Transmeta Corporation and Advanced Micro Devices, Inc. dated July 2, 2007.

10.1	Stock Purchase Agreement between Transmeta Corporation and Advanced Micro Devices, Inc. dated July 2, 2007.